SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 23, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     Private Placement of $14,100,000 in Preferred Stock and Warrants

     On August 23, 2004 (the “Closing Date”), Akorn, Inc. (the “Company”) completed a private placement of 141,000 shares of its Series B 6.0% Participating Convertible Preferred Stock (“Series B Preferred Stock”) at a price of $100.00 per share, convertible into common stock at a price of $2.70 per share, to certain investors with warrants to purchase 1,566,667 additional shares exercisable until August 23, 2009, with an exercise price of $3.50 per share (the “Warrants”). The net proceeds to the Company after payment of investment banker fees and expenses to Leerink Swann & Company of approximately $869,000, were approximately $13,231,000. The net proceeds will be used for working capital and general corporate purposes, and to pay off the Company’s outstanding debt under the Credit Agreement dated October 7, 2003 (the “Credit Agreement”) among the Company, Akorn (New Jersey), Inc., the lenders party thereto and LaSalle Bank National Association (“LaSalle”), which consented to the transaction. The private placement was made to investors meeting the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Act”). The sales were made in a private placement under Section 4(2) of the Act and/or Rule 506 of Regulation D under the Act, pursuant to the terms of the Subscription Agreements (each a “Subscription Agreement”) entered into by the Company and each of the investors.

     On August 23, 2004, the Company filed Articles of Amendment to Articles of Incorporation of the Company (“Articles of Amendment”) to provide for the rights, preferences and privileges of the Series B Preferred Stock. The Series B Preferred Stock accrues dividends at a rate of 6.0% per annum, which rate is fully cumulative, accrues daily and compounds quarterly. All shares of Series B Preferred Stock have liquidation rights in preference over junior securities, including common stock, and have certain antidilution protections. The Series B Preferred Stock and unpaid dividends are convertible by the holders thereof at any time into a number of shares of common stock equal to the quotient obtained by dividing (x) $100 per share plus any accrued but unpaid dividends on that share by (y) $2.70, as such numbers may be adjusted from time to time pursuant to the terms of the Articles of Amendment. The Company has the option of converting all shares of Series B Preferred Stock to shares of common stock on any date after August 23, 2009 as to which the closing price per share of common stock for at least 20 consecutive trading days immediately preceding such date exceeds $5.00 per share.

     Each holder of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which its shares can be converted. Holders of Series B Preferred Stock and common stock shall vote together as a single class on all matters submitted to a shareholder vote, except in cases where a separate vote of the holders of Series B Preferred Stock is required by law or by the Articles of Amendment. The Articles of Amendment provide that the Company cannot take certain actions, including, without limitation, (i) issuing additional Series B Preferred Stock or securities senior to or on par with the Series B Preferred Stock, (ii) amending the Company’s Articles of Incorporation or By-laws to alter the rights of the Series B Preferred Stock, (iii) effecting a change of control or (iv) effecting a reverse split of the Series B Preferred Stock, without the approval of the holders of 50.01% of the Series B Preferred Stock.

     The shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants are subject to certain registration rights as set forth in the Subscription Agreements. Under the Subscription Agreements, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the thirtieth day after the Closing Date or September 22, 2004 (the “Filing Date”), for purposes of registering the shares of common stock issuable upon conversion of Series B Preferred Stock and exercise of the Warrants (collectively, the “Registrable Securities”). The Registration Statement is to be on Form S-1. The Company agreed to maintain the effectiveness of the Registration Statement until the earlier of: (i) the holders of Registrable Securities having completed the distribution of the Registrable Securities described in the Registration Statement, or (ii) with respect to any holder of Registrable Securities, such time as all Registrable Securities then held by such holder may be sold in compliance with Rule 144 under the Act, within any three-month period (the “Registration Period”).

     If the Registration Statement is not declared effective within 120 days from the Closing Date (or if the SEC issues any stop order(s) suspending the effectiveness of the Registration Statement for a period of more than 60 days during such 120 day period), the Company will pay to each holder an amount equal to 1.0% of the purchase price (the “1.0% Penalty”) for the shares of Series B Preferred Stock purchased by such holder for every 30 days during which the Registration Statement is not effective, until the earlier to occur of (i) the Registration Statement becomes effective, (ii) the end of the Registration Period, or (iii) the exercise by the holder of the Put Option (defined below). If the Registration Statement is not declared effective within 270 days from the Closing Date, each holder will have the right, for a period of 60 days following the end of such 270 day period, to compel the Company to purchase its shares of Series B Preferred Stock for cash in an amount equal to $115 per share (the “Put Option” and together with the 1.0% Penalty, the “Penalty Provisions”).

     The right to receive payments in cash pursuant to the Penalty Provisions is subordinate to the Company’s obligations under the Credit Agreement. In place of any cash payment otherwise due to a holder of Series B Preferred Stock pursuant to the 1.0% Penalty, the Company may, in its discretion, pay such holder the number of fully paid, validly issued and non-assessable shares of common stock equal to the number obtained by dividing the amount of (x) the cash payment due by (y) the closing price of the common stock, or the average of the reported closing bid and asked prices of such common stock as determined under the Subscription Agreement, on the date immediately preceding the date such cash payment is otherwise due.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

     See Item 3.02 above.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     3.1 Articles of Amendment to Articles of Incorporation filed August 23, 2004.

     4.1 Form of Subscription Agreement dated August 18, 2004, between the Company and various investors.

     4.2 Form of Common Stock Purchase Warrant dated August 23, 2004.

     10.1 Engagement Letter dated August 5, 2004 between Leerink Swann & Company and the Company.

     10.2 Waiver and Consent to Credit Agreement dated August 23, 2004, among LaSalle Bank National Association, the financial institutions party thereto, the Company and Akorn (New Jersey), Inc.

     10.3 Consent and Agreement of Holders of Series A 6.0% Participating Convertible Preferred Stock of Akorn, Inc. dated as of August 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: August 24, 2004